As filed with the Securities and Exchange Commission on  February 2, 2007

File No. 333-138479

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

Pre-Effective Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NOBLE QUESTS, INC.

(Name of small business issuer in its charter)

Nevada	7380	87-0602435
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

3945 So. Wasatch Blvd. #282, Salt Lake City, Utah 84124

 (801) 201-5312

(Address and telephone number of principal executive offices and principal place of business)

Stephen Cartisano

5017 Wild Buffalo Ave., Las Vegas, NV 89131

(801) 244-2423

(Name, address and telephone number of agent for service)

Copies to:

Cletha Walstrand Esq.

1322 W. Pachua Circle, Ivins, Utah 84728

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

i

Calculation of Registration Fee

Title of each class of securities to be registered	Number to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.001	1,499,885	$1.00 per share	$ 1,499,885	$ 160.49
TOTAL	1,499,885		$ 1,499,885	$ 160.49

(1)

This registration statement covers the resale by certain selling stockholders of up to an aggregate of 1,499,885 shares of Noble Quest common stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

PROSPECTUS

*

SUBJECT TO COMPLETION

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NOBLE QUESTS, INC.

3945 Wasatch Blvd. #282

Salt Lake City Utah 84124

1,499,885 Common Shares

We have no public market for our common stock

Investing in our common stock involves risks which are described in the "Risk Factors" section beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Selling shareholders are offering 1,499,885 shares at $1.00 per share for the duration of the offering or until and if our shares are quoted on the Over-the-Counter-Bulletin-Board and thereafter at prevailing market prices or in privately negotiated transactions. We have no market for our common stock and we will receive no proceeds from the sale.

The date of this prospectus is ________, 200 7

TABLE OF CONTENTS

PROSPECTUS SUMMARY

3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

5

RISK FACTORS

5

USE OF PROCEEDS

11

DETERMINATION OF OFFERING PRICE

11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

11

SELLING STOCKHOLDERS

13

PLAN OF DISTRIBUTION

15

LEGAL PROCEEDINGS

17

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

17

DESCRIPTION OF SECURITIES

19

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

20

INTERESTS OF NAMED EXPERTS AND COUNSEL

23

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

23

DESCRIPTION OF BUSINESS

23

MANAGEMENT’S DISCUSSION AND ANAYLSIS OF FINANCIAL CONDITION

27

DESCRIPTION OF PROPERTY

35

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

36

EXECUTIVE COMPENSATION

37

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

38

FINANCIAL STATEMENTS

38

PROSPECTUS SUMMARY

Our Business

We incorporated as Noble Quests, Inc. on March 16, 1998 in the state of Nevada for the purpose of selling multi-media marketing and other related services to network marketing groups , mainly consisting of distributors of the health juice product MonaVie ™.   Specifically, we assist network marketers in using marketing tools to increase product and service awareness as well overall growth ..  Clients are provided with an initial consultation to determine their general needs and goals followed by various individualized services which include one or more of the following:

•

public relations and event promotions;

•

print advertising services;

•

multi-media marketing services which includes internet, radio and/or TV; and

•

collateral development  of product awareness through brochures, newsletters and mailings.

Most of our services are provided by our president. We also utilize the services of a former officer/director under an independent contractors agreement as well occasional sub-contractors.

Corporate Information

Our principal executive offices are located at 3945 So. Wasatch Blvd., #282, Salt Lake City, Utah 84124. Our telephone number is 801-201-5312.

The Offering

We are registering 1,499,885 common shares to be sold by selling stockholders who are identified in the "Selling Stockholders" section starting on page 10.  The 1,499,885 being offered for resale represents 23% of our issued and outstanding shares. We will not receive any of the proceeds from the sale of the shares. These shares will be sold from time to time at the total discretion of the selling stockholders.  See "Plan of Distribution" starting on page 12 for further details about the possible methods of sale that may be used by the selling stockholders.

     Shares of common stock outstanding as October 1, 2006

6,499,885

     Shares of common stock to be registered

1,499,885

     Common stock outstanding after the offering

6,499,885

Summary Financial Data

You should read the following summary financial information together with the "Management’s Discussion and Analysis" section of this prospectus as well as with our Financial Statements and Notes.  We have an accumulated deficit of $448,904 as of September 30, 2006; our auditors have expressed substantial doubt as to our ability to continue as a going concern.

Summary Financial Information

	(Unaudited)	(Audited)(Restated)
	Three Months Ended	For the Year Ended
Balance Sheet Information	September 30, 2006	June 30, 2006
Current Assets	$ 37,333	$ 28,062
Fixed Assets/Property	34,697	35,570
Total Assets	72,030	63,632
Total Liabilities	7,782	2,200
Accumulated Other Comprehensive Income	13,067	-
Accumulated Deficit	(448,904)	(438,653)
Total Stockholders’ Equity	64,248	61,432

	(Unaudited)	(Audited)(Restated)
	Three Months Ended	For the Year Ended
Statements of Operations Information	September 30, 2006	June 30, 2006
Total sales revenues	$ 14,300	$ 35,104
General and administrative expenses	24,551	167,743
Other income (expense)	-	(45,374)
Net Loss	(10,251)	(178,473)
Other Comprehensive Income	13,067	-
Loss Per Share	(0.00)	(0.03)
Weighted Average Shares Outstanding	6,449,885	6,364,199

References in this prospectus to "Noble Quests," "we," "us," and "our" refer to Noble Quests, Inc.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission ("SEC") encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions.  This prospectus contains these types of statements.  Words such as "may," "expect," "believe," "anticipate," "estimate," "project," or "continue" or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus.  All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The factors listed in the "Risk Factors" section of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties.

RISK FACTORS

The following are risk factors, which are directly related to our business, financial condition, and this offering.  Investing in our securities involves a high degree of risk and you should not invest in the securities offered unless you can afford to lose your entire investment. You should read these risk factors in conjunction with other more detailed disclosures located elsewhere in this prospectus.

Risks Related to Our Financial Condition

Our limited operating history will make it difficult for you to evaluate an investment in our common stock, which could result in a loss of your entire investment.

We were formed March 16, 1998 but did not commence our primary business purpose until late 2004. It will be difficult for you to evaluate an investment in our common stock due to our limited operating history. We have operated at a loss with a net loss from operations in each of our last two fiscal years.   There is no assurance we will be successful in the development, operation, and profitability of our multi-media marketing business. Our revenues have been inconsistent and our costs of doing business continue to exceed our revenues.  It is likely we will continue to operate at a loss until our operations expand.  It will therefore be very difficult for you to evaluate the investment potential of our company. You could lose your entire investment.

We will need capital to fund our losses and for business expansion , the amount of which has not yet been determined.  Additional capital may not be available to us; accordingly, an inability to raise additional funds would limit growth opportunities and could ultimately result in our inability to continue in business.

We currently operate at a loss with net losses in each of our last two fiscal years as well as in our current quarter .. We expect to continue to experience losses in the near future. Our income from operations is not sufficient to fund our day-to-day operations nor is it sufficient to promote any expansion.   Although we have no immediate plans of raising additional capital, w e will need to raise additional funds in the future to fund our losses, expand our business, promote more aggressive marketing programs and/or for the acquisition of complementary businesses. The amount of funding we will require has not yet been determined and depends on many factors not the least of which is the amount of revenues we generate, whether or not management will be able to reduce our operating expenses and how aggressively we market our services in the next twelve months.  Our revenues have been inconsistent making it difficult to analyze our cash needs and we have not yet made a determination as to how much additional financing we will need.  In the past we have relied on sales of our common stock to fund operations but may also look to other forms of debt or equity financing. We may also rely on loans from related or non-related parties. The success of raising capital is dependent on:

•

market and economic conditions;

•

our financial condition and operating performance; and

•

investor sentiment.

These factors may make the timing, amount, terms and conditions of additional financing unattractive for us and we may not be successful in raising additional capital when we need it. The inability to raise capital when needed could result in our inability to continue in business.

We will incur substantial costs and expenses to comply with SEC reporting requirements once our registration statement is declared effective; these costs will place a substantial burden on our cash flows and may negatively impact our financial condition

Once the registration statement which this prospectus is made a part of is declared effective by the SEC, we will continue to incur substantial legal and accounting costs associated with compliance with various reporting requirements imposed by the Securities and Exchange Act of 1934.  These costs will place a substantial burden on our cash flows especially if we incur these expenses at a time when cash flows from operations are reduced or unavailable which could force us to postpone or abandon business development or marketing at a critical time or borrow money under unfavorable terms.  As a result, our financial condition may be negatively impacted.

Our auditors have expressed concern as to whether we can continue as a going concern

We have incurred ongoing operating losses and do not currently have financing commitments in place to meet expected cash requirements for the next year.  We have suffered net losses for our last two fiscal years of $1 78,473 and $49,972, respectively.  During our first quarter of this fiscal year ended September 30, 2006, we incurred a net loss of $10,251 resulting in an accumulated deficit at that end of that period of $448,904 We are unable to fund our day-to-day operations through revenues alone and management believes we will continue to incur operating losses in the near future while we try to increase our share of a very narrow market, or expand our market into other similar areas. We may be unable to increase our revenues sufficiently to achieve profitability. Our auditors have expressed concern as to whether we can continue as a going concern in their report.

Risks Related to our Business

Management’s limited experience in the multi-media marketing business could result in a failure to achieve our business objectives.

Although our present management has some experience in multi-media marketing, only one of our present management, Shannon McCallum-Law, will be responsible for implementing our business plan as well as our day-to-day operations at our offices in Salt Lake City, Utah. If Ms. McCallum-Law cannot successfully implement our plan or becomes unwilling or unable to oversee our operations, our business could fail. Our cash flows are not sufficient to allow us to hire other experienced management personnel with multi-media marketing experience.

We may not be able to compete successfully because we have little market share and directly compete with national and international companies such as BSMG Worldwide, Golin Harris International, Porter Novelli International, Weber Public Relations Worldwide as well as local agencies, which are well-established and aggressively pursuing business throughout the United States

Although management believes we can operate successfully in Utah, Nevada and throughout the United States for a reasonable price, other marketing companies are aggressively pursuing business in our locale and in similar markets.  We will experience intense competition from major national marketing companies, as well as local and regional companies that have substantially greater financial resources, experience and marketing organizations. In order to compete, we have chosen to pursue a particular and very narrow market which is not limited to a specific locale, that is small businesses especially network marketers and distributors for MonaVie™, a multilevel health juice product. Our ability to compete will depend on our ability to obtain customers by attracting them to our services from that very narrow market. We do not know of any marketing organization that is specifically pursuing the same market as our company, however, if they did, we would be at a competitive disadvantage because we are a small company with limited resources. We may not be able to compete successfully or achieve profits. See “Competitive Business Conditions...” on p.2 5 ..

Our director and officers are inexperienced in the management of public companies and will only devote part time efforts to our business which may not be sufficient to successfully develop it; both this lack of experience and potential conflicts of interest for both time or corporate opportunity could have a negative impact on our growth potential.

The amount of time which each of our officers and directors will devote to our business will be limited. Shannon McCallum-Law will devote 20-50% of her time and Kathy Mostert will devote approximately 10% of her time. Both individuals have other business interests. The hours they devote to our business may not be sufficient to fully develop our business or fully manage the reporting requirements of being a public company without outside assistance.  In addition, Ms. McCallum-Law has no experience managing a public company or acting in the capacity of principal accounting or financial officer of a public company and therefore will be heavily reliant on outside services to assist her in all aspects of our financial reporting. This will place additional financial burdens on our company. Furthermore, t here exists, potential conflicts of interest, including, among other things, time, effort and corporate opportunity involved with participation in other business entities. We have no agreements with our officers and directors as to how they will allocate their time to us or how they will handle corporate opportunities. Specifically, our sole director, Shannon McCallum-Law, performs services for Noble Quests through her own company; her company would benefit from the same type of corporate opportunity as Noble Quests, which could create a potential conflict of interest and negatively impact both revenues and growth.

We have a very narrow target market which could negatively impact our growth opportunities and our revenues if we do not successfully capture it.

Our current business plan focuses mainly on a very narrow target market, independent distributors of MonaVie™, a health juice; our success will be directly tied to both the success of the product in the marketplace as well as the success and growth of the individual distributors. If that product fails to succeed or if we fail to sell our service to the distributors, both our revenues and our growth opportunities will be negatively impacted.  Although management believes focusing on a narrow market will allow us to capture that market as it grows, it also puts us a greater risk for failure than if we diversified our marketing and consulting services into a broader range of businesses. Although management will provide services to other type of businesses as the opportunity arises, and is willing to broaden our market focus in the future if our target market proves unsuccessful, management has no time line as to when and if it will rethink our market.  In addition, shifting our focus to a different market would be costly. We currently do not have sufficient cash flows from operations derived from our market niche and may never have sufficient growth opportunities from it.  Lack of cash flows could prohibit us from continuing our business operations.

We are frequently dependent on one or a few customers to generate revenues and do not have any long-term agreement with these clients; the loss of a major client or completion of a job without replacing it could result in a total lack of revenues.

Although we attempt to have multiple clients at any given time, there are times that we are reliant on only one or a few clients to generate revenues.  Furthermore, we do not enter into any type of formal agreement regarding our services with our clients.  Management must continually seek new clients especially at the completion of any given job. Failure to secure new clients as needed could result in a total lack of revenues and would negatively impact our cash flows.

Risks Related to this Offering, Our Stock Price, and Corporate Control

We have no public market for our stock and there is no assurance one will develop; you may have difficulty liquidating your investment.

There is no public market for our shares of common stock although we intend to apply for quotation on the Over-the Counter Bulletin Board (OTCBB) sometime in the future. If we are quoted on the OTCBB, there is no assurance that a market for our common shares will develop. If a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater than the price per share investors pay in this offering, which was arbitrarily determined. In fact, the price of our shares in any market that may develop could be significantly lower. Investors in this offering may have difficulty liquidating their investment. We have not, as of this date, approached any broker-dealer regarding application for quotation on the OTCBB

When and if we apply for quotation on the OTCBB, the process can be time consuming and we could ultimately fail to achieve a quotation; if our stock does not become quoted on the OTCBB or we fail to maintain our listing once quoted, you may not be able to liquidate your investment.

Although we intend to apply for quotation on the OTCBB, we have no estimate as to when we might begin the process which can ultimately be time consuming and may result in failure.  In order to be quoted on the OTCBB, we are required to be a “reporting company” and we must find a broker who will submit a Form 211 application to the NASD.  We will be a “reporting company” once our registration statement is declared effective by the SEC. We will not make our application until that happens and we cannot predict how long it will take us to go through the registration process. In addition we cannot predict how long it will take to achieve a quotation once we make application although we would anticipate approximately three to nine months from when we begin the process. Once we are quoted we must continue to meet our filing obligations under the 1934 Act to maintain our quotation and such filings must be filed in a timely manner in order to avoid a temporary suspension in trading.  In addition, recent NASD rule changes impose the requirement that if we fail to file our quarterly and annual reports in accordance with SEC time constraints more than two times in a two year period, we will lose our “listing” for one year during which time we must file each and every report on time before we can be quoted again. Therefore, if our stock does not become quoted on the OTCBB, or if it takes a long time before it is quoted on the OTCBB, or if a market fails to develop once it is quoted on the OTCBB, or if we are suspended from quotation on the OTCBB, you will have difficulty liquidating your investment.

Our shares may be considered a “penny stock” within the meaning of Rule 3a-51-1 of the Securities Exchange Act which will affect your ability to sell your shares; “penny stocks” often suffer wide fluctuations and have certain disclosure requirements which make resale in the secondary market difficult.

Our shares will be subject to the Penny Stock Reform Act, which will affect your ability to sell your shares in any secondary market, which may develop. If our shares are not listed on a nationally approved exchange or the NASDAQ, do not meet certain minimum financing requirements, or have a bid price of at least $5.00 per share, they will likely be defined as a “penny stock”. Broker-dealer practices, in connection with transactions in “penny stocks”, are regulated by the SEC. Rules associated with transactions in penny stocks include the following:

•

the delivery of standardized risk disclosure documents;

•

the provision of other information such as current bid/offer quotations, compensation to be provided broker-dealer and salesperson, monthly accounting for penny stocks held in the  customers account;

•

written determination that the penny stock is a suitable investment for purchaser;

•

written agreement to the transaction from purchaser; and

•

a two-business day delay prior to execution of a trade

These disclosure requirements and the wide fluctuations that “penny stocks” often experience in the market may make it difficult for you to sell your shares in any secondary market, which may develop.

We have never paid cash or stock dividends on our common shares and this could discourage potential investors from purchasing our shares.

Potential investors should not anticipate receiving any dividends from our common stock. We intend to retain future earnings to finance our growth and development and do not plan to pay cash or stock dividends.  This lack of dividend potential may discourage potential investors from purchasing our common stock.

Our officers and directors and affiliates control a significant portion of our stock which gives them significant influence on all matters requiring stock holder approval; they could prevent transactions which would be in the best interests of the other stockholders.

Our sole director, officers and an affiliate, whose interests may differ from other stockholders, have the ability to exercise significant control over us. These individuals beneficially own approximately 94% of our common stock. These stockholders are able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of Noble Quests, Inc. These individuals could prevent transactions, which would be in the best interests of the other shareholders. The interests of our officers, director and affiliate may not necessarily be in the best interests of the shareholders in general.

USE OF PROCEEDS

We are registering the shares for the benefit of the selling stockholders and they will sell the shares from time to time under this prospectus.  We will not receive the proceeds from the shares sold by the selling stockholders.  We will pay the costs of this offering, which are estimated to be approximately $20,000, with the exception of the costs incurred by the selling stockholders for their legal counsel and the costs they may incur for brokerage commissions on the sale of their shares

DETERMINATION OF OFFERING PRICE

As of the date of this prospectus, there is no public market for our common stock. The offering price of $1.00 per share was determined arbitrarily by us and should not be considered an indication of the actual value of our company or our shares of common stock.  It was not based on any established criteria of value and bears no relation to our assets, book value, earnings or net worth.  In determining the offering price and the number of shares to be offered, we considered such factors as the price paid by both initial and subsequent investors, our financial condition, our potential for profit and the general condition of the securities market.

We decided on the offering price of $1.00 per share because we believe that the price of $1.00 per share will be the easiest price at which to sell the shares. The price of the common stock that will prevail in any market that develops after the offering, if any, may be higher or lower than the price you paid. There is also no assurance that an active market will ever develop in our securities.  You may not be able to resell any shares you purchased in this offering.  Our common stock has never been traded on any exchange or market prior to this offering.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership of Management and 5% Holders

The following table sets forth certain information regarding the beneficial ownership of the our common stock as of the most recent practicable date, January 15, 2007 , (i) each person known to us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (ii) each director and executive officer, and (iii) all directors and executive officers as a group, and is based on 6,499,885 shares issued and outstanding at that date.

OWNERSHIP OF MANAGEMENT AND 5% HOLDERS

		Amount &
		Nature Of	Percent
	Title of	Beneficial	Of
Name and Address	Class	Ownership (1)	Class

Shannon McCallum-Law(2)	Common	3,050,000	46.9
1160 Windsor Street
Salt Lake City, UT 84105
Director, 5% Owner, PEO
President, Secretary, PFO

Stephanie Kirch (3)	Common	3,007,485	46.3
5632 Pioneer Fork Road
Salt Lake City, UT 84108
5% Owner

Katherine Mostert	Common	86,000	1.3
5330 Pioneer Fork Rd.
Salt Lake, City, Utah
Treasurer

Officers & Directors as a Group		3,136,000	48.2
(2 persons)

(1)

The term "beneficial owner" refers to both the power of investment (the right to buy and sell) and rights of ownership (the right to receive distributions from the Company and proceeds from sales of the shares). All ownership is direct.

(2)

Includes 50,000 shares held of record by her husband, Quinn McCallum-Law

(3)

Includes 7,485 shares held of record by her husband, John Chris Kirch.

SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person.  Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person.  At the present time there are no outstanding options, warrants or conversion privileges for any or our existing or proposed securities except for the conversion privileges held by a non-related party under a convertible note.

Changes in Control

To the best of our knowledge, there are no contractual arrangements or pledges of our securities, which may at a subsequent date result in a change of our control.

SELLING STOCKHOLDERS

An aggregate of 1,499,885 shares of common stock may be offered for resale by the selling stockholders which equals approximately 23% of our outstanding shares. The following table identifies the selling stockholders under this prospectus with footnotes identifying their relationship to Noble Quests during the past three years. Each of these stockholders is offering their entire share position except Stephanie Kirch, an affiliate, who is offering 1,000,000 of the 3,000,000 shares of common stock she owns. The shares offered include some common stock issued to founding and initial shareholders in 1998, shares issued pursuant to convertible notes in January 2002, and shares issued in various private placements between October 2003 and May 2006. Shares purchased at inception by founders were purchased at $.001 per share; all remaining stockholders paid $1.00 per share.

There are no material relationships between any of the selling stockholders and Noble Quests or any of its predecessors or affiliates, nor have any such material relationships existed within the past eight years other than those disclosed under footnotes below. Set forth in the table below is the percentage of outstanding shares owned by each selling stockholder both before the offering and after the offering presuming each stockholder sells the entire amount offered.

   PERCENTAGE

NAME

ADDRESS

OFFERED

BEFORE       AFTER

Susan Taylor (1)

Sandy, UT 84093

500

*

0

Katherine Mostert (2)

Salt Lake City, UT 84108

86,000

1.3%

0

Christina Kirch (1)

Salt Lake City, UT 84121

10,000

*

0

Jay Kirch (1)

Salt Lake City, UT 84121

30,000

*

0

Chris Kirch (3)

Salt Lake City, UT 84108

7,485

*

0

Quninn McCallum-Law(4)

Salt Lake City, UT 84105

50,000

*

0

Gayla Pius(5)

Capitola, CA 95010

10,000

*

0

J Earl Hurst(5)

North Salt Lake, UT 84054

20,000

*

0

Troy Bierman(5)

Salt Lake City, UT 84108

50,000

*

0

Chase Barney(5)

Salt Lake City, UT 84105

500

*

0

Matthew Goodrich(5)

Salt Lake City, UT 84106

500

*

0

Zach Hatsis(5)

Salt Lake City, UT 84103

500

*

0

Miguel Maldonado(5)

Salt Lake City, UT 84106

500

*

0

David Miles Oman(5)

Sandy, UT 84070

1,000

*

0

Anita Morrow(5)

Layton, UT 84040

500

*

0

Gregg Morrow(5)

Salt Lake City, UT 84105

500

*

0

Robert Sakahara(5)

Salt Lake City, UT 84102

400

*

0

Annette D. Janke(5)

Salt Lake City, UT 84106

400

*

0

Gini Durand(5)

Pleasant Hill, CA 94523

500

*

0

David Abrams

(5)

Lehi, UT 84043

1000

*

0

Nick Fischella(5)

North Las Vegas, NV 89081

4,000

*

0

Cara Despain(5)

Salt Lake City, UT 84121

600

*

0

Dominion World

    Investment(6)

Las Vegas, NV 89115

100,000

1.5%

0

K-Com Corporate

     Services(7)

Salt Lake City, UT 84121

30,000

*

0

Kevin Kirch Company(1)(8)

South Jordan, UT 84095

40,000

*

0

Mark MacCloskey(5)

Dallas, TX 75240

5,000

*

0

Damian Blum(5)

Woodbine, MD 21797

10,000

*

0

Omni National Corp.(9)

Salt Lake City, UT 84121

5,000

*

0

Kevin Kirch(1)

South Jordan, UT 84095

10,000

*

0

John W. Kirch

(1)

Dewey, AZ 86327

10,000

*

0

Sylvia M. Kramble(5)

Ogden, UT 84409

500

*

0

Anjeanette Jacobs(5)

Salt Lake City, UT 84152

500

*

0

Wendy Nance(5)

Salt Lake City, UT 84102

500

*

0

Shelle Schoppe(5)

Reno, NV 89503

500

*

0

MAK, LLC(10)

Aventura, FL 33180

500

*

0

Klaus Langheinrich(5)

Salt Lake City, UT 84103

500

*

0

Travis Jonson(5)

Park City, UT 84098

500

*

0

Lisa Howells(5)

Sandy, UT 84902

500

*

0

Susan Morrow

(5)

Salt Lake City, UT 84105

500

*

0

Victor A. Hurtado(5)

Sandy, UT 84093

1,000

*

0

Sonia Boyd-Hurtado(5)

Sandy, UT 84093

500

*

0

Christie Andrews(5)

Salt Lake City, UT 84105

500

*

0

Robert Morrow, Sr., MD(5)

Salt Lake City, UT 84105

1,000

*

0

Robert Morrow, Jr.(5)

Salt Lake City, UT 84105

1,000

*

0

Mark Sansom(5)

Salt Lake City, UT 84124

500

*

0

Pamela D. Elliott(5)

Las Vegas, NV 89141

3,000

*

0

Fleurette Townsend(5)

Las Vegas, NV 89103

500

*

0

Robert Wallace(5)

Las Vegas, NV 89128

500

*

0

David Fullmer

(5)

Newport Beach, CA 92660

500

*

0

Becky Linam(5)

Las Vegas, NV 89120

500

*

0

Walter D. Jourdan(5)

Las Vegas, NV 89128

500

*

0

Raa Schalcher(5)

Las Vegas, NV 89129

500

*

0

Stephanie Kirch(11)

Salt Lake City, UT

1,000,000

46.2%

30.8%

* Less than 1%

(1)

A relative of Shannon McCallum-Law our sole director, an officer, 46% stockholder, and related by marriage to Stephanie Kirch, also a 46% stockholder.

(2)

An officer of Noble Quests.

(3)

Chris Kirch is the husband of Stephanie Kirch, a 46% stockholder; he is also the father of Shannon McCallum-Law, officer, sole director and 46% stockholder.

(4)

Quinn  McCallum Law is the husband of Shannon McCallum-Law a founder and officer/director  who owns 3,000,000 shares (46%)

(5)

Investor

(6)

As provided by Dominion World Investments Inc., Steve Cohen has the power to vote and dispose of the shares; Dominion World Investments is an investor and acquired its shares upon conversion of a note payable.

(7)

As provided by K-Com Corporate Services, Mark MacCloskey has the power to vote and dispose of the shares; Mark MacCloskey also owns 5,000 shares individually which are offered through this prospectus.  K-Com Corporate is an investor and acquired its shares upon conversion of a note payable

(8)

As provided by Kevin Kirch Company, Kevin Kirch has the power to vote and dispose of the shares; Kevin Kirch also owns 10, 000 shares individually, offered hereunder and is related to our principals; the shares owned by Kevin Kirch Company were acquired upon conversion of a note payable.

(9)

As provided by Omni National Corporation, Justeene Blankenship has to the power to vote and dispose of the shares; Omni National Corporation is an investor.

(10)

As provided by MAK LLC, Gary Rogers has the power to vote and dispose of the shares; MAK LLC is an investor.

(11)

Founder, former officer and director, 46% shareholder and independent consultant; Ms. Kirch’s shares were issued at inception at $0.001 per share; she is offering 1,000,000 of the 3,000,000 shares she owns.

PLAN OF DISTRIBUTION

Our selling shareholders will sell their shares at a price of $1.00 per share until and if our shares are quoted on the Over-The-Counter-Bulletin-Board and thereafter at prevailing market prices or in privately negotiated transactions.  The selling shareholders may sell or distribute their common stock from time to time themselves, or by donees or transferees of, or other successors in interests to, the selling shareholders, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire such common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.  The sale of the common stock offered by the selling shareholders through this prospectus may be effected in one or more of the following:

•

ordinary brokers' transactions;

•

transactions involving cross or block trades or otherwise;

•

purchases by brokers, dealers or underwriters as principal and  resale by such purchasers for their own accounts pursuant to this   prospectus;

•

“at the market” to or through market makers or into any market for the common stock which may develop;

•

in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•

in privately negotiated transactions; or

•

any combination of the foregoing.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both.  The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

The selling shareholders and any broker dealers participating in the distribution of shares may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of the selling shareholders, and any commissions received by any broker-dealers may be deemed underwriting commissions or discounts under the Securities Act. Since the selling stockholders may be deemed to be "underwriters" they will be subject to the prospectus delivery requirements of the Securities Act. Neither we, nor any selling shareholder, can presently estimate the amount of compensation that any agent will receive.  We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

In the event that the selling shareholders enter into an agreement, after the date of this prospectus, with any broker dealer or underwriter for such broker, dealer or underwriter to act as principal and such entity is acting as an underwriter, we will file a post-effective amendment to this prospectus identifying such entity, providing the required information in this plan of distribution and revising the disclosures in this prospectus and the related registration statement. Additionally, in such event we will file any such agreement as an exhibit to the registration statement.

We will pay all of the expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders.

We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases make in order to stabilize the price of a security in connection with the distribution of that security.  All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

Selling shareholders may also elect to sell their shares through the safe harbor provided under Rule 144 whether or not this registration statement is in effect provided a market exists for our stock and provided they meet each of the terms and conditions set forth under the rule.

LEGAL PROCEEDINGS

There are no legal proceedings or pending litigation to which we are a party, or against any of our officers or directors as a result of their capacities with us, and we are not aware of any threat of such litigation.  We are not aware of any proceeding involving us that a governmental authority may be contemplating.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Officers and Directors

The following persons currently serve as our directors and officers:

Name	Age	Position	Director Since

Shannon McCallum-Law	2 4	President, Director, Secretary, PEO, PFO	April 2005
Kathy Mostert	4 7	Treasurer	NA

Background

Shannon McCallum-Law is our President, Sole Director, and Secretary. She also acts as our principal executive and financial officer. Ms. McCallum-Law graduated from Brigham Young University with a Bachelor of Arts degree in Communications with an emphasis in Advertising and Marketing. She also received a minor in business management. Ms. McCallum-Law runs her own marketing firm, MCL Marketing, which she founded in November of 2005 and she has been an independent distributor of MonaVie™ since August of 2005. From January 2001 until she started her own firm, Ms McCallum-Law did free-lance marketing and advertising.

Kathy Mostert is our Treasurer. She received a bachelor’s degree from the Eastern Illinois University in 1981 as well as a two-year teaching certificate from the University of Utah. She has worked as a teacher in Granite School District in Salt Lake City, Utah since 2004.  She is also an independent distributor of MonaVie™ since August of 2005. From 1997 until she started teaching, Ms. Mostert was employed by Snow Bird Ski Resort in Utah in the fields of marketing and sales.

Significant Employees

Stephanie Kirch is one of our founders and served as an officer/director from our founding in 1998 until April of 2005.  She currently acts as an independent contractor for Noble Quest under an agreement and is responsible, along with our president, for both achieving new clients and providing consulting services to those clients.  During the time that Ms. Kirch served as our director she performed services for Noble Quests through her own marketing firm, Direct Wholesalers, Inc. which she established in August of 2000. She is also a distributor for MonaVie™ through her own company, Trio Health Sciences, founded in December of 2005.  In December 2005 she also founded Trio Real Estate Management, a management service. Prior to founding Noble Quests, from 1981 until 1992, she was employed by Exxon Corporation for 10 years where she was active in strategy, investment analysis, financing, real estate development, and marketing of commercial and residential real estate projects.  Prior to that she served as a financial consultant to Westinghouse, McDonald Douglas, Gould and the US Navy.  She received her undergraduate degree from Goucher College and her MBA in the honors program from George Washington University.

We currently have an independent contractor agreement with Ms. Kirch. Under the agreement, she has agreed to create and implement marketing services and consulting at various trade shows and exhibitions. In exchange, we pay her vehicle expenses up to $2,000 per month and her medical insurance.  The agreement was entered into on June 1, 2005 and will remain in effect until we elect to discontinue it.

Directorships in Other Public Companies

Our sole director does not serve as a director of any other reporting company.

No Involvement in Certain Legal Proceedings

During the past five years, none of our executive officers/directors:

•

has filed a petition under federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any  partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•

was convicted in a criminal proceeding or named subject of a pending criminal proceeding excluding traffic violations and other minor offenses);

•

was the subject of any order, judgment or decree, not subsequently  reversed, suspended or vacated, of any court of competent jurisdiction,  permanently or temporarily enjoining him or her from or otherwise limiting  his/her involvement in any type of business, securities or  banking  activities;

•

was found by a court of competent jurisdiction in a civil action, by the Securities and Exchange Commission or the Commodity Futures Trading Commission, to have violated any federal or state securities law, and  the judgment in such civil action or finding by the

Securities and     Exchange Commission has not been subsequently reversed, suspended, or vacated.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 60,000,000 shares of stock: 50,000,000 shares of Common Stock, $0.001 par value, and 10,000,000 shares of Preferred Stock, at  $0.001 par value.

Preferred stock

We have no outstanding preferred shares and we have not established any series or class of preferred shares. Our preferred stock may be issued from time to time in one or more series.  Our board of directors has the authority to designate the rights and preferences of our preferred shares in one or more classes or series and with respect to each such class or series to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

Common stock

We have 6,499,885 shares of our common stock currently issued and outstanding.  All common shares have equal voting rights and are not assessable. Voting rights are not cumulative.  The holders of more than 50% of the voting stock could, if they chose to do so, elect all of the directors. Upon liquidation, dissolution or winding up of Noble Quests and after the payment of liabilities and satisfaction of all claims our assets will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any additional securities and they have no right to require us to redeem or purchase their shares.

Holders of our common stock are entitled to share equally in dividends when, as and if declared by the board of directors, out of funds legally available for that purpose after payment of any dividends to the holders of our preferred stock. There are no preferred shares currently issued. We have not paid any cash dividends on our common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

Change in Control Provisions

There are no provisions in our charter or bylaws that would delay, defer or prevent a change in our control.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Market For Our Shares

As of the date of this prospectus and for the foreseeable future there is no public or private market for our common shares. Nor is there any assurance that a trading market will ever develop, or, if developed, that it will be sustained.  A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public re-sales.  Furthermore, the shares are not marginal and it is unlikely that a lending institution would accept the shares as collateral for a loan.  In the event there is no market for our shares, you could suffer a total loss of all monies paid to us for your shares.  No assurance can be given that we will be able to successfully complete this initial public offering of our common stock and develop and sustain a public market for our common stock.

Effect of Penny Stock Reform Act and Rule 15g-9

When and if we have a market for our common stock, shares will be subject to the Penny Stock Reform Act which may affect your ability to sell your shares in any secondary market.

Penny Stock Reform Act. In October 1990 Congress enacted the Penny Stock Reform Act of 1990 to counter fraudulent practices common in penny stock transactions. Under Rule 3a51-1 of the Exchange Act a security will be defined as a "penny stock" unless it is:

•

listed on approved national securities exchanges;

•

a security registered or approved for registration and traded on a national securities exchange that meets specific guidelines, where the trade is effected through the facilities of that  national exchange;

•

a security listed on NASDAQ;

•

a security of an issuer that meets minimum financial  requirements; or

•

a security with a price of at least $5.00 per share in the  transaction in question or that has a bid quotation, as defined  in the Rule, of at least $5.00 per share.

Under the Penny Stock Reform Act, brokers and/or dealers, prior to effecting a transaction in a penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects involved in the market for penny stocks as well as specific information about the subject security and the transaction involving the purchase and sale of that security. Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the subject security. These added disclosure requirements will most likely negatively affect the ability of purchasers herein to sell their securities in any secondary market

Rule 15g-9 promulgated under the Exchange Act imposes additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may also affect the ability of purchasers in this offering to sell their securities in any secondary market. Newly adopted regulations will require a two-business day delay prior to execution of a trade in a penny stock by a broker dealer. These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

Possible Issuance of Additional Securities

We may need additional financing to grow our proposed business.  If we are able to raise additional funds and we do so by issuing equity securities, you may experience significant dilution of your ownership interest and holders of the new securities issued may have rights senior to those of the holders of our common stock.  If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions. In this case, the value of your investment could be reduced.

Shares Subject to Conversion

The Company has a convertible loan in the amount of $1,702 and may be converted to 1,700 shares of common stock upon request.

Shares Eligible for Future Sale

Currently, we have 6,499,885 shares of common stock outstanding.  We are registering 1,499,885 selling stockholder shares pursuant to this registration statement; accordingly, the 1,499,885 shares will be freely transferable without restriction or further registration under the Securities Act so long as this registration statement remains in effect.

All of our issued and outstanding shares of common stock are restricted securities, as that term is defined in Rule 144 promulgated under the Securities Act, and as such may only be sold pursuant to an effective registration statement under the Securities Act, such as this one, or in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act.  As we are registering 1,499,885 shares for resale in this registration statement there will be remaining 5,000,000 shares of restricted securities eligible for resale pursuant to an applicable exemption such as Rule 144. The 5,000,000 shares are owned by two shareholders, an officer/director and an individual, both deemed affiliates. The 5,000,000 shares are more than two years old.

In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year is entitled to sell,

within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of the issuer's common stock or the average weekly trading volume during the four calendar weeks preceding such sale, provided that certain public information about the issuer as required by Rule 144 is then available and the seller complies with certain other requirements. Affiliates may sell unrestricted securities in compliance with Rule 144 subject to the holding period requirement. A person who is not an affiliate, who has not been an affiliate within three months prior to sale, and who has beneficially owned the restricted securities for at least two years, is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

Prior to this registration, there has been no public trading market for the common stock and we cannot predict the effect, if any, that public sales of shares of common stock or the availability of shares for sale will have on the market prices of the common stock. Nevertheless, the possibility that a substantial amount of common stock may be sold in the public market may adversely affect prevailing market prices and could impair our ability to raise capital through the sale of its equity securities.

NASD OTC Bulletin Board/Bulletin Board

We intend to apply to have our shares cleared for trading on the NASD Over the Counter Bulletin Board (OTCBB).  We have not, as of the date of this prospectus, approached any broker-dealer regarding application for quotation on the OTCBB nor do we have a proposed symbol.

Holders

We currently have 54 shareholders.

Dividends

We have never paid dividends on our common stock.  The Board of Directors presently intends to pursue a policy of retaining earnings, if any, for use in our operations and to finance expansion of our business.  Any declaration and payment of dividends in the future, of which there can be no assurance, will be determined by our Board of Directors in light of conditions then existing, including our earnings, financial condition, capital requirements and other factors. There are presently no dividends accrued or owing with respect to our outstanding stock. No assurance can be given that dividends will ever be declared or paid on our common stock in the future.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

Other Provisions

Our company's legal counsel has determined our shares of common stock offered by this prospectus, are duly and validly issued, fully paid and non-assessable.

You will have no preemptive rights with respect to any shares of our capital stock or any other securities convertible into our common stock or rights or options to purchase any such shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the experts or counsel named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of Noble Quests.  Further, none of the experts or counsel was hired on a contingent basis or will receive a direct or indirect interest in Noble Quests. Our legal counsel is Cletha Walstrand, Esq.   Our financial statements have been audited by the independent registered public accounting firm of Mantyla McReynolds, LLC.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Noble Quests in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF BUSINESS

Business Development, History and Organization

We originally incorporated in the State of Nevada on March 16, 1998 as Noble Quests, Inc. for the purpose of selling multi-media marketing services and other related services to network marketing groups. Specifically, we assist network marketers in using marketing tools such as public relations, advertising, direct mail, collateral development, electronic communication and promotion as tools to increase product and service awareness. We started conducting our operations in 2004 and recently moved out of the development stage. We have only had limited revenues and operate at a loss.

Our Business

Principal Services

We specialize in offering integrated multi-media promotional services to small network marketing organizations to promote sales of their products or services and grow their business. Specifically, we assist network marketers , especially distributors of the health juice product MonaVie ™, in using marketing tools such as public relations as well as developing and utilizing such services as advertising, direct mail, electronic communication, and promotion as tools to increase product and service awareness. We offer quality marketing strategies and services at competitive rates. Our goal with each client is to provide overall marketing strategies for their business along with marketing support services, such as ad design, ad placement strategies, advertising sales, website development, marketing plans, focus groups, and media buying.   We typically begin with a consultation with a potential client to determine the client’s needs and goals; we then implement a plan to meet those goals utilizing one or more of our services.   Currently, our business consists of four primary services which are provided by our president or by subcontractors including a former officer/director :

•

public relations and event promotions

•

collateral development

•

print advertising services , and

•

multi- media marketing services

Public Relations and Event Promotions – public relations includes arranging and conducting programs to facilitate contact between organization representatives and the public such as setting up speaking engagements, including speech preparation; event promotions include developing marketing strategies for events from trade shows and exhibitions to smaller house parties always with a focus on achieving as wide an audience as possible.

Collateral Development – includes the preparation of newsletters and brochures and establishing direct mail campaigns.

Print Advertising Services – we work with print advertisers such as community newspapers, small production specialized magazines, and fliers to get our clients information out to their market.

Media Marketing Services - offers services for Internet, television, radio, and print advertising including graphic design and educational media with the ultimate goal of connecting companies to their target audience through innovative, non-traditional media and marketing properties.

Our Market

Our market consists of small businesses and individuals especially those involved in network marketing.   Although we continue to provide our service to any interested small business or network marketer, w e have recently narrowed our market focus to network distributors of MonaVie™, a multilevel marketing health juice product that has been on the market for almost two years. Management has determined to target this niche market because it is a rapidly growing market and because management’s own expertise in MonaVie™ sales will provide an advantage in both soliciting and satisfying clients and increasing their sales results.  We will rely on the following to attract clientele.

•

reputation,

•

word-of-mouth,

•

experience,

•

competitive prices,

•

participation in trade shows that are attended by MonaVie™ distributors

We will continue to service other small businesses when and if opportunities arise and may re-focus on such broader market in the future if the MonaVie ™ network does not meet our growth expectations.

Distribution Methods of our Service

Our clients are serviced through telephone, Internet and on-site.

Competitive Business Conditions; Competitive Position; Methods of Competition

The market for comprehensive advertising and marketing services is highly fragmented and intensely competitive. In order to compete effectively in the advertising and marketing services industry, a company must provide a wide range of quality services and products at a reasonable cost. In providing our services, we will compete with national and international advertising and marketing firms such as BSMG Worldwide, Golin/Harris International, Porter/Novelli International and Weber Public Relations Worldwide, as well as local agencies throughout the United States. Many of our competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, pay higher prices for the same opportunities or develop and support their own operations. In addition, many of these companies can offer bundled, value-added or additional services not provided by us. Most have greater name recognition. Our competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market for advertising and marketing services. They may also be in a position to pay higher prices than we would for the same expansion and development opportunities. Consequently, we may encounter significant competition in our efforts to achieve our objectives.

Because we are a small company with few resources we are at a competitive disadvantage.  Our method of competition will be to focus on a very specific niche market and grow with that market.

Because we are familiar with the niche market product and services, it is our belief we have an opportunity to penetrate that market from the ground floor.  We do not know of any other companies specifically offering this same service to Monavie™ network distributors.  However, the market could prove to be too small to generate sufficient cash flows. If we expand our market we will experience more intense competition,

Dependence on one or a few major customers

Currently we have only 4 clients ; at our year ended June 30, 2006 we had only 10 clients and during our first quarter we derived revenues from only 3 clients.  T herefore , we rely on a very limited number of clients to generate revenues.  In addition, more than half of our revenues have come from one customer in the June 30, 2006 fiscal year and during our first quarter one client provided us with 70% of our revenues ..  Although Management is actively soliciting new customers, we continue to seek clients from a very narrow and limited market segment.  Because we have few clients and provide services on an individualized, per-job basis, the completion of a job could have a substantial negative impact our cash flows.    To date, we have had no formal contracts with any of our clients regarding our services.

Patents, trademarks, licenses, franchises, concessions, royalty agreements, labor contracts

None.  .

Need for government approval

None.

Effects of existing or probable governmental regulations

None.

Research and development in the last two years

During the past two years, we spent no money on research.  All funds attributed to the development of our business have been included with our other operating expenses.

Costs and effects of compliance with environmental laws

None.

Number of employees

We have no employees except our officers/director who perform both administrative services and sales services.  These individuals do not devote full time efforts to Noble Quests. Currently, Shannon McCallum-Law devotes approximately 10-20 hours per week; Katherine Mostert devotes approximately 5-10 hours per week. We have no intention of hiring any additional personnel until warranted.  We also rely on the services of an independent contractor, Stephanie Kirch, a former officer and director and founder.

Reports to Security Holders

We have filed a Registration Statement on Form SB-2 to which this Prospectus is made a part of with the Securities and Exchange Commission (“SEC”.)  Following the effective date of this registration statement we will be required to comply with the reporting requirements of the Securities and Exchange Act or 1934 (the “Exchange Act”.) We will file annual, quarterly and other reports with the SEC.

For further information, reference is made to the Registration Statement and to the exhibits filed therewith.  Copies of the complete Registration Statement, including exhibits may be examined at the office of the Securities and Exchange Commission at 100 F Street, NE , Washington, D.C. 20549, through the EDGAR database at www.sec.gov or may be obtained from this office on payment of the usual fees for reproduction.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300.  We are an electronic filer and will file annual, quarterly and other reports with the Securities and Exchange Commission, which will also be available at www.sec.gov

MANAGEMENT’S DISCUSSION AND ANAYLSIS OF FINANCIAL CONDITION

Executive Overview

We were founded a little over eight years ago but did not begin operations until December 2004. We have had only limited revenues and have operated at a loss.  We provide multi media marketing services to small business and network marketing groups. During the last 12 months we have begun focusing our efforts more on network marketing groups especially on distributors associated with MonaVie™, a health juice product .. Management intends to focus on this relatively small market in hopes our business will grow as this particular segment grows.  We will continue to provide services for other small businesses when and if the opportunity arises although we are not actively seeking it.

Shift in Market Focus

The determination to concentrate our business on network marketers of MonaVie™ was based on management’s belief this shift could ultimately result in more and regular clients if we can manage to grow with the distributor network. We also considered that our president and former president, who has an independent contractor agreement with us, have experience in that industry as former MonaVie ™ marketers themselves making them better qualified to serve that market group as well as other network marketers than small businesses in general.  A third factor in the decision is management’s belief that competition will be less intense than for business in the broader small business arena if we specialize in and capture this relatively small market niche where we will be able to rely more heavily on referrals, reputation, and word-of-mouth to increase business.

Decision to “Go Public”

During 2006, despite the anticipated increase in professional costs, management also made the determination to go public.   Management believes it will be the best opportunity to position Noble Quests to raise additional funds for both operations and business expansion which outweighs the increased costs and burdens placed on our cash flows.  Our private investors had no influence on the decision.

Critical Accounting Estimates

The preparation of financial statements in conformity with accounting principals generally accepted in the United States of America required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates. Estimates of particular significance in our financials statements include:

Revenues

We recognize revenues in accordance with the Securities and Exchange Commission, Staff Accounting Bulletin (SAB) number 104, “Revenue Recognition.”  SAB 104 clarifies application of U. S. generally accepted accounting principles to revenue transactions.

Revenue is recognized as earned, which is when the services are provided to the client businesses. That is, the arrangements of the sale are documented, the services have been rendered to the customer, the pricing becomes final, and collectibility is reasonably assured.

We record accounts receivable for revenue earned but not yet collected. The balance uncollected as of June 30, 2006 was $0; the balance uncollected at September 30, 2006 was also $0. At our year ended June 30, 2006 and at our quarter ended September 30, 2006, we had an allowance for uncollectible accounts of $0. The allowance for doubtful accounts, which is based upon management’s evaluation of numerous factors, including a predictive analysis of the outcome of the current portfolio and prior credit loss experience, is deemed adequate to cover reasonably expected losses inherent in outstanding receivables. Noble Quests charges off uncollectible accounts when management estimates no possibility of collecting the related receivable. For revenue received in advance of services, we record a liability as deferred revenue.  We had neither accounts receivable nor deferred revenue as of June 30, 2006 nor as of the three months ended September 30, 2006.

Marketable Securities

The Company accounts for investments under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Investment securities are classified into one of three categories: held-to-maturity, available-for-sale, or trading. Securities are considered held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. These securities are recorded as either short-term investments or long-term marketable securities on the balance sheet depending upon their original contractual maturity dates. Held-to-maturity securities are stated at amortized cost, including adjustments for amortization of premiums and accretion of discounts. Securities are considered trading when bought principally for the purpose of selling in the near term. Trading securities are recorded as short-term investments and are carried at market value. Unrealized holding gains and losses on trading securities are included in operating income. Securities not classified as held-to-maturity or as trading are considered available-for-sale. Available-for-sale securities are recorded as either short-term investments or long-term marketable securities and are carried at market value with unrealized gains and losses included in other comprehensive income in stockholders' equity. Temporary unrealized decreases in value are reported as other comprehensive income or loss, and other-than-temporary unrealized decreases in value are expensed.

Other accounting estimates that may affect us, but which we do not consider material at this time, are discussed in the Notes to our financials statements for the year ended June 30, 2006 contained here.

Results of Operations – Three Months Ended September 30, 2006 and 2005

The following discussions are based on the financial statements for the three months ended September 30, 2006 and 2005.  The discussions are summary and should be read in conjunction with the financial statements and notes included with this Prospectus.

Comparison of September 30, 2006 and 2005 - Three Months Ended Operations

	Sept 30, 2006	Sept. 30, 2005
Revenues	$ 14,300	$ 31, 204
General and Administrative Expenses	24,551	67,476
Operating Loss	(10,251)	(36,372)
Net Loss	(10,251)	(36,372)
Unrealized gain on available-for-sale securities	13,067	-
Comprehensive Income	2,816	-
Net Loss per Share	(0.00)	(0.01)

Revenues

Revenues are generated by marketing services provided to our clients and are recognized as earned at the time the services are provided.   We had $14,300 in revenues in our three months ended September 30, 2006, a little less than half of the $31,104 in revenues we generated during that period in 2005. During the first quarter ended September 30, 2006, we derived revenues from only 3 clients with approximately 70% of these revenues from one client. The reduction reflects our efforts to shift from servicing small businesses to capturing market share of a very narrow target market of network marketers especially independent MonaVie ™ distributors. We are focusing on capturing this market as it grows and expect to see reduced revenues for the near future.  Only one of our clients during the September 30, 2006 quarter ended was a not a MonaVie ™ client.

Expenses/Loss from Operations

The reduction in revenues in the quarter ended September 30, 2006, also extended to a reduction in operating costs. Our general and administrative expenses reduced over $40,000 to $24,551 from $67,476 during our first quarter of last year, a reduction of nearly 64%.  This reduction resulted in a lower loss from operations during our September 30, 2006 three months ended of $10,251 compared to an operating loss of $36,372 for our September 30, 2005 three months ended.

Expenses during our three months ended September 30, 2006 included approximately $225 in advertising costs; we had no advertising cost during the same quarter last year.  We paid lower auto expenses of approximately $2,910 during the three months ended September 30, 2006 compared to $4,430 in the comparative period last year; auto expenses are paid under an agreement with an independent contractor requiring us to pay car expenses of up to $2,000 per month.  The agreement also requires us to pay medical insurance for the independent contractor which cost us $550 in this year’s first quarter compared to $2,692 last year; our subcontractor agreed to pay a portion of that insurance herself during this year’s first quarter.  During the September 30, 2006 quarter ended marketing expenses remained the largest component of our general and administrative expenses costing us nearly $8,553 which included $4,250 paid to a company owned by our president for marketing services. We reduced these considerably from the $30,000 we spent in our first quarter last year. The reduction is due to management’s efforts to reduce expenses overall with the largest thrust of our marketing efforts to MonaVie ™ net workers taking place during the 2006 fiscal year ended June 30. Professional fees accounted for approximately $5,348 during the three months ended September 30, 2006 and consisted mostly of accounting costs and reduced from the $13,500 spent in the same quarter last year which mostly consisted of consulting fees of $10,000 paid to a non-related party and administrative fees paid our president of $2,500. Despite this reduction, we expect our professional fees to be higher during the coming quarters as we continue in our efforts to complete our going public process and begin complying with reporting obligations. We did incur significantly lower travel and entertainment expenses in the 9/30/06 first quarter at $208 compared with over $2,323 spent in the 9/30/2005 first quarter again a result of an overall effort to reduce spending. Rent in the first quarter of this year increased, however, to $2,665 from the $1,700 spent on rent/storage in the first quarter of last year. Under an unwritten agreement we pay rent to an affiliate and former officer for use of office space in her home.

Net Loss

We suffered a net loss in the three months ended September 30, 2006 of $10,251 compared to a loss of $36,372 in the comparative quarter last year.

Comprehensive Loss

We recorded an unrealized gain on available-for-sale securities of $13,067 at our three months ended September 30, 2006 which is the difference between the amortized cost and the estimated fair market value at that date. As a result we had comprehensive income of $2,816 for the quarter. We did not record an adjustment in the three months ended September 30, 2005 and therefore our comprehensive loss/gain in the first quarter of last year was -0-.  As of our year ended June 30, 2006 we took a write down of $45,734 on our available for sale securities expensing the loss as other-than-temporary based on a number of factors including the overall decline in the value of the stock over the year from its initial cost of $70,000 as well as the financial condition of the subject company and its limited trading volume.  As of our first quarter of this year we are treating unrealized gains and losses as temporary and will reevaluate the investment as of our fiscal year end June 30, 2007.

Results of Operations – Year Ended June 30,  2006 and 2005

The following discussions are based on the financial statements for the years ended June 30, 2006 (“FYE 2006”) and June 30, 2005 (“FYE 2005”) for Noble Quests, Inc.  The discussions are a summary and should be read in conjunction with the financial statements and notes included with this p rospectus ..

Comparison of June 30, 2006 and 2005 Fiscal Year Operations

	June 30, 2006	June 30, 2005
Revenues	$ 35,104	$ 136,919
General and Administrative Expenses	167,743	186,791
Operating Loss	(132,739)	(49,971)
Other than temporary write down on a vailable-for-sale securities	(45,734)	-
Net Loss	(178,473)	(49,972)
Net Loss per Share	(0.0 3 )	(0.01)

Revenues

Revenues are generated by marketing services provided to our clients and are recognized as earned at the time the services are provided.   We had $35,104 in revenues in our fiscal year ended June 30, 2006 significantly lower than the $136,919 in revenues received during the fiscal year ended June 30, 2005. During our 2006 fiscal year 56% of these revenues were received from one client. Revenues received during our 2005 fiscal year were received between December 2004 when we first began conducting substantive operations, and June 2005. The reduction reflects our efforts to shift from servicing small businesses to capturing market share of a very narrow target market. We are focusing on capturing this market as it grows and expect to see reduced revenues for the near future.

Expenses/Loss from Operations

The reduction in revenues this year did not extend to any significant reduction in operating costs. Our general and administrative expenses reduced approximately $20,000 to $167,743 this year from the $186,791 we expensed last year. This resulted in a significantly higher loss from operations during our June 2006 fiscal year of $132,639 compared to an operating loss of $49,872 or our June 2005 fiscal year. Expenses this year included approximately $2,500 in advertising costs, nearly triple the $800 we spent in our last fiscal year. We also paid much higher auto expenses of approximately $15,000 this year compared to $1,300 last year due to an agreement with an independent contractor requiring us to pay car expenses of up to $2,000 per month.  The agreement also requires us to pay medical insurance for the independent contractor which cost us almost $6,000 this year; we did not incur that expense last year. During the June 30, 2006 fiscal year marketing expenses were the largest component of our general and administrative expenses costing us nearly $91,000; we spent a similar amount last year of nearly $94,000 in that category. Marketing costs were high in each year because in 2005, we had only just begun gearing up our operations as of December 31, 2004; in FYE-2006, we re-directed our marketing to different market segment so we incurred equally high marketing expenses in that year.  Professional fees accounted for approximately $25,700 during FYE 2006 compared to only $7,800 in FYE 2005; the increase in professional fees reflects expenses associated with additional legal and accounting expenses. We expect these fees to continue to rise significantly in the next year once our registration statement becomes effective and we continue to comply with various SEC rules and reporting requirements. We did incur lower travel and entertainment expenses this year at $7,000 compared with over $36,000 last year although this is mostly due to re-categorizing certain travel expenses in the current year to auto expenses under the agreement with our independent contractor.  Rent of $3,980 last year was nearly double what we paid this year of $2,050.  Under an unwritten agreement we pay rent to an affiliate and former officer for use of office space in her home.

Other Income/Expense/Net Loss

We purchased $70,000 worth of publicly traded securities during our June 30, 2004 fiscal year and recorded an unrealized loss on those securities of $45,734 at our FYE 2006 which is the difference between the amortized cost and the estimated fair market value. We did not record a loss in FYE 2005. The loss on available-for-sale securities resulted in an increase in our net loss to $178,473 during the FYE June 2006.  Our net loss in the prior year was the same as our net loss or $49,972 as we expensed no unrealized loss during the 2005 fiscal year ended. We expensed losses/gains on available for sale securities at our June 30, 2006 year end as other-than-temporary based on a number of factors including the overall decline in the value of the stock over period we owned the stock as well as its volatility, the financial condition of the subject company, the lack of any substantive trading volume as well as the fact that the subject company’s auditor has issued a going concern modification in their report to that company’s fiscal year end.

Balance Sheet Information

	Audited	Unaudited
	June 30, 2006	Sept. 30, 2006
Cash	$ 3,796	$ -
Available-for-sale securities	24,266	37,333
Total Current Assets	28,062	37,333
Fixed assets	35,570	34,697
Total Assets	63,632	72,030
Total Current Liabilities	2,200	7,782
Accumulated Other Comprehensive Income	-	13,067
Accumulated Deficit	438,653	448,904
Total Stockholders Equity	61,432	64,248

We had only $3,796 in cash at June 30, 2006 due to the minimal revenues we received in that year .. Our cash reduced to $0 by the end of our first quarter ended September 30 with our revenues being insufficient to fund our operations. Our current assets at June 30, 2006 also included some available-for-sale securities valued at $24,266 ;  however, due to $13,067 unrealized gain in the value of those securities during our September 30, 2006 quarter ended, our current assets increased to $37,333 .. As of June 30, 2006, we expensed an other-than-temporary write down of $45,734 on those securities, the difference between the purchase price of $70,000 and the then market value which increased our accumulated deficit to $438,653. Our net loss increased to $448,904 on our September 30, 2006 first quarter balance sheet .. Our September 30, 2006 balance sheet also include an other comprehensive income category as losses and gains on the available for sale securities will be treated as temporary until we reevaluate the investment at our year end.    T otal assets of $63,632 as of June 30, 2006 included  property valued at $35,570 (net of depreciation of $3,151) which includes motivational artwork, office equipment, furniture and motivational media ..   Total assets increased to $72,030 as of September 30, 2006 as a result of the gain in the value of the available for sale securities with fixed assets of nearly the same as at our year ended.

We had minimal liabilities at June 30, 2006 of $2,200 which includes a convertible note of $1,702.   Our liabilities increased to $7,782 at September 30, 2006 with accrued liabilities the largest component at $5,954 consisting mostly of professional fees associated with this offering.

Commitment and Contingencies

We have no leases in place; however, we have an informal agreement with an affiliate and former officer and director, to continue to utilize space in her home for certain of our operations as well as to store motivation inventory and artwork.  We have agreed to pay nominal rent, maintenance and utilities on the space which cost us approximately $10,000 last year; we expect it to be approximately the same this year.  Our only other commitments consist of current liabilities which includes accrued liabilities of $5,854, a note payable to an unrelated party of $1,702, a shareholder loan of $80 and a bank overdraft of $46. We are also subject to the terms of a contract with an independent contractor and former director to pay up to $2,000 in automobile expenses and health insurance.

Off-Balance Sheet Arrangements

None.

Liquidity and Capital Resources

Our revenues have not reached a level to support our operations.  Net cash used by operating activities was $129,370 during our year ended June 30, 2006 compared to $48,638 in the prior year. Cash used in operating activities was $873 in our first quarter compared to $539 in the first quarter last year.  Our primary sources of capital during our last two years and through our first quarter ended September 30, 2006 are as follows:

During the FYE 2005 we funded operations mostly through revenues from operations of $136,919 which left us with a shortfall of approximately $50,000. We funded these losses as well as purchases of inventory and equipment with a $100,000 loan from an individual related to our then president.  This loan was in addition to prior loans in 2003 aggregating $70,000.  The loans were all the subject of three convertible notes which granted the holder the ability to convert the notes at the bid price of our stock on the date of conversion; or if there was no bid price, then at a rate of $.25 per share.  The note holder ultimately converted the notes during the current year at a rate of $1.00 per share.

During FYE 2006, operating losses of $129,370 far exceeded our cash flows from operations of $35,104.  We funded our losses as well as an investment in an additional $10,000 of fixed assets through available cash, a loan of $1,702 and through a private placement of our common stock which provided us with proceeds of $115,900. Stockholders who invested in this private placement are listed in the Selling Stockholder section of this Prospectus.

During our first quarter of this year ended September 30, 2006, we funded our $10,251 loss through increases in our accrued liabilities and cash flows from operations. We will need to raise additional funds to finance our losses and expand our business as our cash flows from operations cannot support our operations as discussed below.

Plan of Operations for the Next Twelve Months

We have incurred losses since inception and have an accumulated deficit through September 30, 2006 of  $448,904.  We have no cash and no receivables at this time and approximately $7,800 in liabilities.  We also have contingent liabilities of payments on health insurance under an independent contractors agreement. At our current burn rate of approximately $10,000 per month, we do not have sufficient cash to fund our operations.

During the next twelve months we must immediately find ways to reduce our operating expenses and generate increased cash flows from operations. We were able to reduce operating expenses during our first quarter spending approximately $25,000 rather than the anticipated $30,000; however, we did not increase our revenues incurring additional liabilities during the period as a result. The “going public” process has placed additional burdens on our cash flows in the form of professional fees especially due to our principal financial & accounting officer’s lack of experience in those positions which forces her to seek outside accounting services. We anticipate professional fees will cost us approximately $5,000 - $7,000 per quarter. In addition, these increased fees will not be relieved once we are public because we will continue to require assistance to comply with our reporting obligations under the 1934 Act.

We therefore must seek other means of funding our operations although management has not determined at this time how much money it will need to raise.  Our available-for-sale securities will only provide us with approximately $36,000 at the current market value provided we are successful in selling them.  We could attempt to receive loans from either related parties such as shareholders or directors, or we could receive loans from unrelated third parties. However, there are no written agreements with any party regarding loans or advances. If these parties do provide loans or advances, we may repay them, or we may convert them into common stock. We do not, however, have any commitments or specific understandings from any of the party or from any individual, in writing or otherwise, regarding any loans or advances or the amounts.

 Management also anticipates that additional capital may also be provided by private placements of our common stock.  We would issue such stock pursuant to exemptions provided by federal and state securities laws.  The purchasers and manner of issuance would be determined according to our financial needs and the available exemptions. We do not intend to do a private placement of our common stock at this time.

At this time, we have no commitments from anyone for financing of any type nor have we had any discussions with any party regarding the same nor do we have any private placement or public offering of our common stock.  Management, however, is confident that it will be able to rely on loans from shareholders, a current note holder, or private placements of our stock to provide us with required funding to support our operations for the next twelve months.

We have not, however, as of this date, made any significant effort to investigate or secure additional sources of financing.

DESCRIPTION OF PROPERTY

Our executive offices are located at 3945 So. Wasatch Blvd. #282, Salt Lake City, Utah 84124. The telephone number is (801) 201-5312.

The registered and records office of the company is located at 30 Strada di Villaggio, Suite 434, Henderson, Nevada 89011.

The executive office is currently being given to the company at no charge and there are no leases in place. Until such time as it becomes necessary to hire staff, the company to lease space or purchase any property. Management utilizes space in their own homes to complete day-to-day administrative tasks. Management also utilizes space in the home of an independent contractor and former director to store inventory and provide some of our services to clients.  We have agreed to pay nominal rent and/or maintenance on the office space which totaled approximately $10,000 in our June 30, 2006 fiscal year.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Management and Others

Since the beginning of our last fiscal year and the fiscal year preceding our last fiscal year and the through the end of our quarter ended September 30, 2006, the following transactions, series of similar transactions, currently proposed transactions, or series of currently proposed similar transactions, to which we were or are to be a party, in which the amount involved exceeded either $120,000 or one percent of the average of our total assets at the year end of our last three fiscal years, whichever is less,   and in which any director or executive officer, or any security holder who is known to us to own of record or beneficially more than five percent of our common stock, or any member of the immediate family of any of the foregoing persons is a party are as follows:

Shannon McCallum-Law, our sole director, President, Secretary and Principal Executive and Financial Officer gets compensated for services performed on behalf of clients both individually and through her company MCL Marketing.  During our quarter ended September 30, 2006, her company, MCL Marketing received $4,250 for services performed. During the  fiscal year ended June 20, 2006, she was paid $3,500 and MCL Marketing was paid $12,300, amounts we believe are fair and usual in the industry for the services she provided. In the prior year, during the three months she served as an officer/director, she received $7,000 for services rendered to clients.

•

Stephanie Kirch, an affiliate and former officer/director who resigned in April of 2005, has an independent contractors agreement with Noble Quests to provide services in exchange for up to $2,000 per month in car expenses and health insurance. We entered into that agreement in June of 2005.  The agreement has no expiration but can be terminated at our discretion.  In addition, she received $1,000 in consulting fees in June 30, 2006 fiscal year ended ..  During the last fiscal year, while acting as an officer and director, her company, Direct Wholesalers Inc. received $31,800 for services rendered by Ms. Kirch; in that same period Ms. Kirch also received $500 directly. We believe that the amounts of compensation received by Ms. Kirch were fair and usual for the services she performed. Ms. Kirch is also compensated for use of office space in her home as discussed below.

▪

Office Space/Expenses : Each of our officers/directors donates a limited space in he home for use in completing various administrative tasks associated with this business.  In addition, we utilize space in the home of an affiliate and a former officer/director to conduct some of our services as well as store inventory and media. We have agreed to pay nominal rent, utilities and maintenance on the space.  Rent, utilities and maintenance cost us $9,937 during our year ended June 30, 2006 ..  Last year it totaled $3,980. During our quarter ended September 30, 2006, it cost us $2,665. We intend to continue to pay Ms. Kirch for use of this space for the near future until and unless we elect to lease more formal office space. Officers/Directors are reimbursed for expenses associated with selling efforts as discussed above.

 Resolving Conflicts of Interest

Our directors must disclose all conflicts of interest and all corporate opportunities to the entire board of directors. Any transaction involving a conflict of interest will be conducted on terms not less favorable than that which could be obtained from an unrelated third party.

EXECUTIVE COMPENSATION

All Compensation

None our named officers and directors have received any compensation (including deferred compensation, restricted stock compensation, long term incentive compensation or other) during the last three completed fiscal years except as set forth in the summary compensation table below.

Summary Compensation Table (1)
Name	Year	Salary ($)	Bonus ($)	Other ($)

Shannon McCallum-Law (2)	2006	$15,800	0	0
PEO, President, Secretary,	2005	$7,000	0	0
Director	2004	0	0	0

Catherine Mostert	2006	0	0	0
Treasurer	2005	0	0	0
	2004	0	0	0

Stephanie Kirch(3)	2006	0	0	0
Former PEO	2005	$32,300	0	0
	2004	0	0	0

(1)

This table represents annual compensation only; there was no long-term compensation paid during the last three years.

(2)

Shannon McCallum-Law became our principal executive officer on April 1, 2005; compensation was paid to her or to a company controlled by her, MCL Marketing.

(3)

Stephanie Kirch was not an officer or director during our fiscal year ended June 30, 2006; she resigned all positions with Noble Quests on April 1, 2005.  During our 2005 fiscal year, compensation was paid to her directly or to a company controlled by her, Direct Wholesalers, Inc. During 2006, any compensation paid Stephanie Kirch was paid under her independent contractors agreement mostly in the form of car expenses and health insurance as discussed further under “Certain Relationships and Related Party Transactions,” above.

Options/SAR’s/LTIP’s

None.

Employment Contracts

We currently have no employment agreements or compensatory plan or arrangement in effect with any of our officers or directors. We have an independent contractors agreement in effect with a former officer and affiliate discussed in the “Directors, Executive Officers, Promoters, and Control Persons” section of this Prospectus.

Termination of Employment or Change in Control Arrangements

None.

Compensation Arrangements of Services Provided as a Director

We have no arrangements with either director for compensation regarding service on the board nor has either of our directors received any compensation for service on our board during the last fiscal year.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with our certified public accountants on accounting matters or financial disclosure.

FINANCIAL STATEMENTS

The following financial statements begin on the next page :

▪

Noble Quests, Inc. Financial Statements - September 30, 2006 (Uanudited)

▪

Noble Quests, Inc. Financial Statements - June 30, 2006 (Audited)

Financial Statements  - Table of Contents

NOBLE QUESTS, INC.
CONDENSED BALANCE SHEET
SEPTEMBER 30, 2006
(Unaudited)

ASSETS

Current Assets
Available for Sale Securities	$ 37,333
Total Current Assets	37,333

Fixed Assets:
Net of depreciation	34,697
Net Fixed Assets	34,697

Total Assets	$ 72,030

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Bank overdraft	$ 46
Accrued Liabilities	5,954
Convertible Notes Payable	1,702
Shareholder Loan	80
Total Current Liabilities	7,782

STOCKHOLDERS' EQUITY
Preferred Stock – 10,000,000 shares authorized
Par value $0.001, 0 shares issued and outstanding	-
Common Stock – 50,000,000 shares authorized
Par value $0.001, 6,499,885
shares issued and outstanding	6,500
Additional Paid-In Capital	493,585
Accumulated Other Comprehensive Income	13,067
Accumulated Deficit	(448,904)
Total Stockholders' Equity	64,248

Total Liabilities and Stockholders' Equity	$ 72,030

See notes to financial statements

NOBLE QUESTS, INC.
CONDENSED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME
For the Three Months Ended September 30, 2006 and 2005
(Unaudited)

	Sept. 30, 2006	Sept. 30, 2005
Revenue	$ 14,300	$ 31,104

General and Administrative Expenses	24,551	67,476

Operating Loss	(10,251)	(36,372)

Other Income and Expense	-	-

Loss Before Income Taxes	(10,251)	(36,372)

Current Year Provision for Income/Franchise Taxes	-	-

Net Loss	(10,251)	(36,372)

Other Comprehensive Income

Unrealized gain on available-for-sale securities
arising during the period	$ 13,067	$ -

Comprehensive Income	$ 2,816	$ -

Net Loss Per Share - Basic and Diluted	$ (0.00)	$ (0.01)

Weighted Average Shares Outstanding	6,449,885	6,234,094

See notes to financial statements.

NOBLE QUESTS, INC
CONDENSED STATEMENTS OF CASH FLOWS
For the Three Month Periods Ended September 30, 2006 and 2005
(Unaudited)

	Sept. 30, 2006	Sept. 30, 2005
Cash Flows From Operating Activities:
Net Loss	$ (10,251)	$ (36,372)
Adjustments to reconcile net loss to
net cash used by operating activities:
Depreciation	873	539
Changes in Operating Assets and Liabilities:
Increase in Accrued Liabilities	5,536	-
Increase in Bank Overdraft	46	-
Net Cash Used in Operating Activities	(3,796)	(35,833)

Cash Flows From Investing Activities:
Purchase of Furniture & Fixtures	-	(10,000)
Net Cash Used by Investing Activities	-	(10,000)

Cash Flows From Financing Activities:
Proceeds from Sale of Common Stock	-	50,000
Proceeds from Shareholder Loan	-	80
Net Cash Provided by Financing Activities	-	50,080

Net (Decrease) Increase In Cash	(3,796)	4,247
Cash at Beginning of Period	3,796	25,484
Cash at the End of Period	$ -	$ 29,731

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$ -	$ -
Income taxes	$ -	$ -
Stock issued for conversion of convertible debt	$ -	$ -

See notes to financial statements.

Noble Quests, Inc.

Notes to Financial Statements

September 30, 2006

NOTE 1 -

ORGANIZATION

Noble Quests, Inc. was organized as a Nevada corporation on March 16, 1998, for the purpose of selling multi-media marketing services and other related services to network marketing groups.  Specifically, the Company assists network marketers in using marketing tools such as public relations, advertising, direct mail, collateral development, electronic communications and promotion tools to increase product and service awareness.

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Item 310 of Regulation S-B.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the three-month period ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending June 30, 2007. For further information, refer to the audited financial statements for the year ended June 30, 2006 and footnotes thereto included in the Company's Form SB-2.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

MantylaMCREYNOLDS LLC

                   The CPA. Never Underestimate The Value.K

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Noble Quests, Inc.

We have audited the accompanying balance sheet of Noble Quests, Inc., as of June 30, 2006, and the related statements of operations, stockholders' equity, and cash flows for the years ended June 30, 2006 and 2005.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of  Noble Quests, Inc., as of June 30, 2006, and the results of operations and cash flows for the years ended June 30, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has accumulated losses since inception and negative working capital which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Mantyla McReynolds, LLC

Mantyla McReynolds, LLC

Salt Lake City, Utah

August 2, 2006 , except for Notes 7 , 9 and 11 to which the date is January 15, 2007

5872 South 900 East, Suite 250•Salt Lake City, Utah 84121•(801) 269-1818•Fax (801) 266-3481

 Noble Quests, Inc.

Restated Balance Sheet

June 30, 2006

ASSETS
Assets
Current Assets
Cash	$ 3,796
Available-for-Sale Securities – Note 1 & 7	24,266
Total Current Assets	28,062

Property (net) - Notes 1 & 4	35,570

Total Assets	$ 63,632

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Current Liabilities
Accrued Liabilities	$ 418
Convertible Notes Payable - Note 8	1,702
Shareholder Loan - Note 9	80
Total Current Liabilities	2,200

Total Liabilities	2,200

Stockholders' Equity: - Note 5
Preferred Stock - 10,000,000 shares authorized,
Par value $0.001, 0 shares issued and outstanding	-
Common Stock - 50,000,000 shares authorized,
Par value $0.001; 6,499,885
shares issued and outstanding	6,500
Additional Paid-in Capital	493,585
Accumulated Deficit	(438,653)
Total Stockholders' Equity	61,432
Total Liabilities and Stockholders' Equity	$ 63,632

See accompanying notes to financial statements.

Noble Quests, Inc.

Restated Statements of Operations

For the years ended June 30, 2006 and 2005

	Year ended June 30, 2006	Year ended June 30, 2005
Revenues	$ 35,104	$ 136,919

General & Administrative Expenses	167,743	186,791

Operating Loss	(132,639)	(49,872)

Other Income and Expense
Other-than-temporary write down on available-for-sale
securities – Note 7	(45,734)	-

Net Loss Before Income Taxes	(178,373)	(49,872)

Current Year Provision for Income/Franchise
Taxes - Note 3	100	100

Net Loss	$ (178,473)	$ (49,972)

Net Loss Per Share - Basic and Diluted	$ (0.03)	$ (0.01)

Weighted Average Shares Outstanding	6,364,199	6,213,985

See accompanying notes to financial statements.

Noble Quests, Inc.

Restated Statements of Stockholders' Equity / (Deficit)

For the years ended June 30, 2006 and 2005

	Common Shares	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Net Stockholders' Equity / (Deficit)
Balance, June 30, 2004	6,213,985	$ 6,214	$ 207,971	$ (210,208)	$ 3,977

Net loss for the year ended
June 30, 2005	-	-	-	(49,972)	(49,972)

Balance, June 30, 2005	6,213,985	6,214	207,971	(260,180)	(45,995)

Issued shares for cash at
$1.00 per share, August 2005	50,000	50	49,950	-	50,000

Issued shares for cash at
$1.00 per share, October 2005	2,000	2	1,998	-	2,000

Issued shares for cash at
$1.00 per share, November 2005	8,900	9	8,891	-	8,900

Issued shares for conversion of
convertible debt at $1.00 per
share, January 1, 2006	170,000	170	169,830	-	170,000

Issued shares for cash at
$1.00 per share, January 2006	20,000	20	19,980	-	20,000

Issued shares for cash at
$1.00 per share, March 2006	22,000	22	21,978	-	22,000

Issued shares for cash at
$1.00 per share, April 2006	6,500	7	6,493	-	6,500

Issued shares for cash at
$1.00 per share, May 2006	6,500	6	6,494	-	6,500

Net loss for the year ended
June 30, 2006	-	-	-	(178,473)	(178,473)

Balance, June 30, 2006	6,499,885	$ 6,500	$ 493,585	$ (438,653)	$ 61,432

See accompanying notes to financial statements.

Noble Quests, Inc.

Restated Statements of Cash Flows

For the years ended June 30, 2006 and 2005

Cash Flows from Operating Activities	Year ended June 30, 2006	Year ended June 30, 2005
Net Loss	$ (178,473)	$ (49,972)
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation Expense	3,151	1,234
Increase in accrued liabilities	218	100
Other-than-temporary write down on
available-for-sale securities	45,734	-
Net Cash from Operating Activities	(129,370)	(48,638)

Cash Flows from Investing Activities
Purchase of fixed assets	(10,000)	(25,955)
Net Cash from Investing Activities	(10,000)	(25,955)

Cash Flows from Financing Activities
Proceeds from Shareholder Loan	80	-
Proceeds from Borrowing	1,702	100,000
Issued Stock for Cash	115,900	-
Net Cash from Financing Activities	117,682	100,000

Net Increase / (Decrease) in Cash	(21,688)	25,407

Beginning Cash Balance	25,484	77

Ending Cash Balance	$ 3,796	$ 25,484

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for interest	$ -	$ -
Cash paid during the year for income/franchise taxes	$ -	$ -
Stock issued for conversion of convertible debt	$ 170,000	$ -

See accompanying notes to financial statements.

Noble Quests, Inc.

Notes to Restated Financial Statements

June 30, 2006

NOTE 1

ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)

Organization

Noble Quests, Inc. was organized as a Nevada corporation on March 16, 1998, for the purpose of selling multi-media marketing services and other related services to network marketing groups.  Specifically, the Company assists network marketers in using marketing tools such as public relations, advertising, direct mail, collateral development, electronic communications and promotion tools to increase product and service awareness.

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America.  The following summarizes the more significant of such policies:

(b)

Income Taxes

The Company applies the provisions of Statement of Financial Accounting Standards No. 109 [the Statement], Accounting for Income Taxes.  The Statement requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting basis and tax basis of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.  See Note 3.

(c)

Net Loss Per Common Share

Basic loss per common share has been calculated based on the weighted average number of shares outstanding. In accordance with Financial Accounting Standards No. 128, “Earnings Per Share,” basic loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share is computed using weighted average number of common shares plus dilutive common shares equivalents outstanding during the period using the treasury stock method. As of December 31, 2006, the Company had convertible debt which if converted would result in 1,700 shares of common stock. Because the Company incurred losses for the years ended June 30, 2006 and 2005, the effect of any equivalent shares for each year would be excluded from the loss per share computation since the impact would be antidilutive.

(d)

Statement of Cash Flows

For purposes of the statements of cash flows, the Company considers cash on deposit in the bank to be cash and all highly liquid investments with a maturity of three months or less to be cash or cash equivalents.  The Company had $3,796 cash at June 30, 2006.

(e)

Advertising Costs

Advertising costs for the years ended June 30, 2006 and 2005 were $2,558 and $800 respectively.  Advertising costs are expensed when incurred.

Noble Quests, Inc.

Notes Restated to Financial Statements

June 30, 2006

NOTE 1 ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [continued]

(f)

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

(g)

Property

Property and equipment are stated at cost.  Expenditures for maintenance and repairs are charged to expense as incurred.  The following is a summary of the estimated useful lives and depreciation methods used in computing depreciation expense:

Asset	Depreciation Method	Estimated Useful Life
Motivational Media	Straight-line	5 years
Office Equipment & Furniture	Straight-line	5 years
Motivational Artwork	Non-depreciable	Perpetual

Motivational artwork is perpetual and no n- depreciable because its benefit or service potential is used so slowly and its estimated useful life is extended so long that depreciation cannot be estimated.

(h)

Revenue Recognition

The Company recognizes revenues in accordance with the Securities and Exchange Commission, Staff Accounting Bulletin (SAB) number 104, “Revenue Recognition.”  SAB 104 clarifies application of U. S. generally accepted accounting principles to revenue transactions.

Revenue is recognized as earned, which is when the services are provided to the client businesses. That is, the arrangements of the sale are documented, the services have been rendered to the customer, the pricing becomes final, and collectibility is reasonably assured.

The Company records accounts receivable for revenue earned but not yet collected. The balance uncollected as of June 30, 2006 was $0. At June 30, 2006 the Company had an allowance for uncollectible accounts of $0. The allowance for doubtful accounts, which is based upon management’s evaluation of numerous factors, including a predictive analysis of the outcome of the current portfolio and prior credit loss experience, is deemed adequate to cover reasonably expected losses inherent in outstanding receivables. The Company charges off uncollectible accounts when management estimates no possibility of collecting the related receivable. For revenue received in advance of services, the Company records a liability as deferred revenue.  The Company had neither accounts receivable nor deferred revenue as of June 30, 2006.

Noble Quests, Inc.

Notes to Restated Financial Statements

June 30, 2006

NOTE 1  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [continued]

(i)

Investments

The Company accounts for investments under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Investment securities are classified into one of three categories: held-to-maturity, available-for-sale, or trading. Securities are considered held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. These securities are recorded as either short-term investments or long-term marketable securities on the balance sheet depending upon their original contractual maturity dates. Held-to-maturity securities are stated at amortized cost, including adjustments for amortization of premiums and accretion of discounts. Securities are considered trading when bought principally for the purpose of selling in the near term. Trading securities are recorded as short-term investments and are carried at market value. Unrealized holding gains and losses on trading securities are included in operating income. Securities not classified as held-to-maturity or as trading are considered available-for-sale. Available-for-sale securities are recorded as either short-term investments or long-term marketable securities and are carried at market value with unrealized gains and losses included in other comprehensive income in stockholders' equity. Temporary unrealized decreases in value are reported as other comprehensive income or loss, and other-than-temporary unrealized decreases in value are expensed As of June 30, 2006, the recorded investment’s book value approximates fair market value and the Company has recorded an other-than-temporary write down on available-for-sale securities of $45,734

(j)

Impairment of Long-Lived Assets

The Company reviews long-lived assets, at least annually, to determine if impairment has occurred and whether the economic benefit of the asset (fair value for assets to be used and fair value less disposal costs for assets to be disposed of) is expected to be less than the carrying value. Triggering events, which signal further analysis, consist of a significant decrease in the asset’s market value, a substantial change in the use of an asset, a significant physical change in the asset, a significant change in the legal or business climate that could affect the asset, an accumulation of costs significantly in excess of the amount originally expected to acquire or construct the asset, or a history of losses that imply continued losses associated with assets used to generate revenue.  The Company has not made any adjustments to long-lived assets as of June 30, 2006.

(k)       Recently Issued Accounting Standards

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments – an amendment of FASB Statements No. 133 and 140”. The statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of

Noble Quests, Inc.

Notes to Restated Financial Statements

June 30, 2006

NOTE 1  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [continued]

(k)

Recently Issued Accounting Standards [continued]

subordination are not embedded derivatives, and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. The Statement is effective for financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. The Company is currently evaluating whether the Statement will have any impact on its financial statements.

In February 2006, the FASB issued Staff Position No. FAS 123(R)-4, “Classification of Options and Similar Instruments Issued as Employee Compensation That Allow for Cash Settlement upon the Occurrence of a Contingent Event”. This position addresses the classification of options and similar instruments issued as employee compensation that allow for cash settlement upon the occurrence of a contingent event, amending paragraphs 32 and A229 of SFAS No. 123 (revised 2004), “Share-Based Payment”. As the Company has not traditionally paid compensation through the issuance of equity securities, no impact is expected on its financial statements

In October 2005, the FASB issued Staff Position No. FAS 13-1, “Accounting for Rental Costs Incurred during a Construction Period”. This position addresses the accounting for rental costs associated with operating leases that are incurred during a construction period. Management believes that this position has no application to the Company.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections (“SFAS No. 154”), which replaced Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.  The impact on the Company’s operations will depend on future accounting pronouncements or changes in accounting principles.

In March 2005, the FASB issued FASB Interpretation (“FIN”) No. 47, “Accounting for Conditional Asset Retirement Obligations.” FIN 47 clarifies that the term “Conditional Asset Retirement Obligation” as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligation,” refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a Conditional Asset Retirement Obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Management does not believe the adoption of FIN 47 has a material affect on the Company’s financial position, results of operations or cash flows.

Noble Quests, Inc.

Notes to Restated Financial Statements

June 30, 2006

NOTE 2  LIQUIDITY/GOING CONCERN

The Company has accumulated losses since inception and has not yet been able to generate profits from operations.  Operating capital has been raised through the sale of common stock or through loans from investors.  These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Management plans include further development and marketing of its multi-media marketing services.  If the Company is unsuccessful in these efforts and cannot attain sufficient revenue to permit profitable operations or if it cannot obtain a source of funding or investment, it may substantially curtail or terminate its operations.

NOTE 3  INCOME TAXES

Below is a summary of deferred tax asset calculations on net operating loss carry forward amounts.  Loss carry forward amounts expire through 2026.  A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

Deferred Tax Asset	Deductible Amount	Rate	Tax
Net Operating Loss
Federal (expires throughout 2026)	(438,653)	15%	65,798
State (expires throughout 2026)	(438,653)	5%	21,918
Valuation Allowance			(87,716)
Deferred Tax Asset			-

The valuation allowance has increased by $35,690 during 2006, from $52,026 as of June 30, 2005.  The provision for income tax represents the minimum franchise tax due to the State of Utah for the current year.  The current statutory tax rate of approximately 20% is offset entirely by the valuation allowance.

Reconciliation between income taxes at the statutory rate (20%) and the actual income tax provision for continuing operations follows:

	2006	2005
Net income (loss) before income tax	$ (178,373)	$ (49,872)
Expected combined federal and state income tax rate	20%	20%
Expected income tax expense (benefit) at statutory rates	(35,675)	(9,974)
State minimum franchise tax	100	100
Tax effect of:
Change in valuation allowance	35,690	9,989
Federal income tax benefit of state minimum tax	(15)	(15)
Current year provision for income/franchise taxes	$ 100	$ 100

Noble Quests, Inc.

Notes to Restated Financial Statements

June 30, 2006

NOTE 4  PROPERTY

The major categories of property and equipment are as follows:

.

	Cost	Accumulated Depreciation	Net
Motivational Artwork	$ 22,500	$ -	$ 22,500
Office Equipment & Furniture	10,400	1,820	8,580
Motivational Media	7,055	2,565	4,490
Net Property and Equipment	$ 39,955	$ 4,385	$ 35,570

Depreciation expense was $3,151 in 2006 and $1,234 in 2005 ..

NOTE 5  COMMON STOCK

During August 2005, the Company issued 50,000 unregistered shares of common stock at $1.00 per share, to an individual for cash.

During October 2005, the Company issued 2,000 shares of unregistered common stock at $1.00 per share, to four individuals for cash.

During November 2005, the Company issued 8,900 unregistered shares of common stock at $1.00 per share, to nine individuals for cash.

During January 2006, the Company issued 20,000 shares of common stock at $1.00 per share, to three individuals for cash.

During January 2006, the Company converted three notes payable of $170,000 into 170,000 unregistered shares of common stock at $1.00 per share.

During March 2006, the Company issued 22,000 unregistered shares of common stock at $1.00 per share, to six individuals for cash.

During April 2006, the Company issued 6,500 unregistered shares of common stock at $1.00 per share, to ten individuals for cash.

During May 2006, the Company issued 6,500 shares of unregistered common stock at $1.00 per share, to eight individuals for cash.

NOTE 6  SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

The Company has recognized 56% of its revenue from one customer.  The Company’s operations could be hindered should the customer cease business with the Company.

Noble Quests, Inc.

Notes to Restated Financial Statements

June 30, 2006

NOTE 7  AVAILABLE-FOR-SALE SECURITIES

The amortized cost, gross unrealized gains and losses, and estimated fair value of available-for-sale securities by major security type are as follows at:

	June 30, 2006	June 30, 2005
Publicly-traded equity securities
Amortized cost	$ 70,000	$ 70,000
Gross Unrealized gains	-	-
Other-than-temporary write down on available-for-sale securities	(45,734)	-

Estimated Fair Value	$ 24,266	$ 70,000

During our year ended June 30, 2004, the Company purchased investment securities for $70,000.  During the year-ended June 30, 2006, the Company had not recognized a sale of the available-for-sale securities. However, as of June 30, 2006 the fair market value of the available-for-sale securities had decreased to $24,266.   Management has no immediate plans to sell the securities, however they are available to be sold at the prevailing market, if needed. Temporary unrealized decreases in value are reported as other comprehensive income or loss, and other than temporary unrealized decreases in value are expensed.  The decrease in value of the above securities is considered to be other than temporary and a loss on the available-for-sale securities has been recognized for the period ended June 30, 2006.

The Company assesses for impairment by considering reliable information regarding the issuer including financial reports as well as the price of the securities in the market over a period.

NOTE 8  CONVERTIBLE NOTE PAYABLE

The Company has a non-interest bearing convertible note payable outstanding of $1,702 as of June 30, 2006. The principle of the note is due December 31, 2007. In the event that the Company fails to pay the principle of the note when due, the Holder shall have the option, after providing thirty days written notice to the Company, to either declare the unpaid principle balance all due and payable or exercise their conversion rights for all of the unpaid principle.

The terms of the note allow the holder to convert, upon giving written notice to the Company, during the conversion period. The conversion period is anytime after December 31, 2007 but no later than December 31, 2008. The conversion price is at a share price equal to the “bid” price of the Company’s stock on the date of the conversion, or in the event of no bid price, the principal of the notes shall be converted into 1,700 shares. The entire amount of the note or any portion thereof is convertible. The beneficial conversion feature of the note is equal to zero, thus the Company has not recognized a discount on the convertible note payable.

Noble Quests, Inc.

Notes to Restated Financial Statements

June 30, 2006

NOTE 9  SHAREHOLDER LOAN/ RELATED PARTY TRANSACTIONS

As of June 30, 2006, the Company has recorded a note payable to a shareholder for $80 for expenses the shareholder paid on behalf of the Company.  This note is non-interest bearing and is due on demand. This note is unsecured.

During the current fiscal year the Company’s president was paid $3,500 while another company, which she controls, was paid $12,300 for services to Company clients.  In the prior year, she received $7,000 for services rendered to clients.

Each of the Company’s officers/directors donates limited space in his/her home for use in completing various administrative tasks associated with this business.  In addition, the Company utilizes space in the home of an affiliate and a former officer/director to conduct some of its services as well as to store inventory and media. The Company has agreed to pay nominal rent, utilities and maintenance on the space.  During the year ended June 30, 2006 and 2005, the Company paid rent, utilities and maintenance cost of $9,937 and $3,980, respectively.

An affiliate and former officer/director has an independent contractors agreement with Noble Quests (see Note10) to provide services in exchange for up to $2,000 per month in car expenses and health insurance.  In addition, she received $1,000 in consulting fees in the current year. During the prior fiscal year, while acting as an officer and director, her company, Direct Wholesalers, Inc. received $31,800 for services rendered.  In that same period she also received $500 directly.

NOTE 10  INDEPENDENT CONTRACTOR AGREEMENT

On June 1, 2005, the Company entered into an agreement with a shareholder. According to the agreement, the Company is required to pay for the Contractor’s vehicle expenses up to $2,000 in a one-month time period, and the Company is required to pay for the Contractor’s medical insurance. The agreement further states that the Company will pay for travel, telephone, and other business expenses the Contractor incurs while performing services for the Company. In exchange, the Contractor has agreed to provide the Company with services to create and implement marketing services and consulting services at various trade shows and exhibition

Noble Quests, Inc.

Notes to Restated Financial Statements

June 30, 2006

NOTE 11  PRIOR PERIOD ADJUSTMENTS

During 2006, the Company had recorded an unrealized loss on its available-for-sale securities due to a decline in market value.  Since the securities are classified as available-for-sale, the Company recorded the investment at market value with unrealized losses included in other comprehensive income.  However, after further consideration, management determined the loss to be an other-than-temporary decrease in value and determined that the Company should have recognized a loss in the period.  Accordingly, the Company has restated the financial statements to reflect an other-than-temporary write down of available-for-sale securities of $45,734  and  $0, respectively for the fiscal years ended 2006 and 2005.

A reconciliation of the affect of the prior period adjustments on certain line items is set forth below:

	For the Years Ended June 30, 2006 and 2005

	Reconciliation from 2006	Reconciliation from 2005
	SB-2 filed	SB-2 filed
	November 11, 2006	November 11, 2006

	Net Loss	Net Loss
Previously Reported	(132,739)	(49,972)
Adjustment	(45,734)	-

Adjusted Amount	(178,473)	(49,972)

	Comprehensive Loss	Comprehensive Loss
Previously Reported	(178,476)	(49,972)
Adjustment	45,734	-

Adjusted Amount	(132,742)	(49,972)

	Basic & Diluted EPS	Basic & Diluted EPS
Previously Reported	(0.02)	(0.01)
Adjustment	(0.01)	-

Adjusted Amount	(0.03)	(0.01)

Noble Quests, Inc.

Notes to Restated Financial Statements

June 30, 2006

NOTE 11  PRIOR PERIOD ADJUSTMENTS [continued]

The following table shows the restated major line items for the fiscal year ended June 30, 2006:

Total for the
Year Ended
6/30/2006

Total Revenues	$ 35,104

General & Administrative Expenses	$ 213,477

Operating Loss	$ (178,373)

Net Loss	$ (178,473)

Basic & Diluted Earnings per Share	$ (0.03)

Cash	$ 3,796

Fixed Assets	$ 24,266

Property	$ 35,570

Total Assets	$ 63,632

Total Current Liabilities	$ 2,200

Total Liabilities	$ 2,200

Stockholders' Equity	$ 61,432

Total Liabilities & Equity	$ 63,632

OUTSIDE BACK PAGE OF PROSPECTUS

Prospective investors may rely only on the information contained in this prospectus.  Noble Quests, Inc. has not authorized anyone to provide prospective investors with different or additional information.  This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities

TABLE OF CONTENTS

Inside Front Page of Prospectus
Prospectus Summary …………………………………	3
Risk Factors …………………………………………...	5
Use of Proceeds ………………………………………	11
Determination of Offering Price………………………	11
Security Ownership of Certain Beneficial Owners and Management…………………………………………..	11
Selling Stockholders…………………………………..	13
Plan of Distribution……………………………………	15
Legal Proceedings	17
Directors, Executive Officers, Promoters and Control Persons…………………………………………………	17	PROSPECTUS
Description of Securities………………………………	19	1,499,885 Common Shares
Market for Common Equity and Related Stockholders Matters…………………………………………………	19
Interests of Named Experts and Counsel……………...	2 3	February , 2007
Disclosure of Commission Position on Indemnification for Securities Act Liabilities…………………………..	2 3
Description of Business……………………………….	23
Managements Discussion and Analysis of Financial Condition………………………………………………	27
Description of Property………………………………..	35
Certain Relationships and Related Transactions………	35
Executive Compensation………………………………	36
Changes In and Disagreements With Accountants …...	38
Financial Statements…………………………………..	38

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission or SEC, a registration statement on Form SB-2 under the Securities Act of 1933, as amended, (the Securities Act), for the shares of our common stock being offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits. For further information about Noble Quests and the common stock being offered, refer to the registration statement and the exhibits thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by that reference.

A copy of the registration statement and the exhibits may be inspected without charge at the SEC's offices at Judiciary Plaza, 450 Fifth Street, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Public Reference Room of the SEC, Washington, D.C. 20549 upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC- 0330. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as this company that file electronically with the SEC. As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC.

.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers regarding indemnification:

1)

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership,  joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection  with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed  to the best interest of the corporation, and, with respect to any  criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2)

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with  the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in  or not opposed to the best interests of the corporation.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity such expenses as the court deems proper.

3)

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4)

Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made:

a)

By the stockholders;

b)

By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

c)

If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

d)

The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the  corporation.  The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

5)

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

a)

Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5,  may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause  of action.

b)

Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Article VII of our Articles of Incorporation states the following regarding indemnification:

“A director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or

(b) the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes as it may from time to time be amended or any successor provision thereto.”

Article X, Sections 1 though 7, of our Bylaws provides specific indemnification provisions for our officers, directors, employees and or agents to the fullest extent of the law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE OF AND DISTRIBUTION.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by the Noble Quests, Inc. All amounts are estimates, other than the Securities and Exchange Commission registration fee,

Securities and Exchange Commission registration fee

$     160.49

Accounting fees and expenses

  10,000.00

Legal fees

    8,000.00

Miscellaneous expenses

    1,500.00

              Total

$19,660.49

ITEM 26.  RECENT SALES OF SECURITIES

The following consists of all issuances of unregistered securities in the last three years.  It does not include the shares issued prior to three years (6,000,500 shares issued to our founders in 1998 and 183,485 issued to five individuals upon conversion of notes in January of 2002.)  Each of the individuals who purchased shares in the transactions describe below is identified by name in the “SELLING STOCKHOLDER” section of the Prospectus related to this registration statement.

•

In October of 2003 we issued 30,000 unregistered common shares to two individuals for $30,000.

•

On August 30, 2005 we issued 50, 000 unregistered common shares one individual for $50,000

•

In October 2005, we issued 2,000 unregistered common shares to 4 individuals for $2,000.

•

In November 2005, we issued 8,900 unregistered common shares to 9 individuals for $8,900.

•

On January 1, 2006 we issued 170,000 unregistered common shares to three entities upon conversion of three notes payable in the aggregate amount of $170,000;

•

In January 2006 we also issued 20,000 unregistered common shares to 3 individuals for $20,000

•

In March 2006 we issued 22,000 unregistered common shares to 6 individuals for $22,000

•

In April 2006 we issued 6,500 unregistered common shares to 10 individuals for $6,500.

•

In May 2006 we issued 6,500 unregistered common shares to 8 individuals for $6,500

The foregoing private transactions were effected pursuant to Section 4(2) of the Securities Act of 1933, as amended, as issuances "not involving a public offering".  We believe that each of these purchasers (i) was aware that the securities had not been registered under federal securities laws, (ii) acquired the securities for his/her/its own account for investment purposes and not with a view to or for resale in connection with any distribution for purpose of the federal securities laws, (iii) understood that the securities would need to be indefinitely held unless registered or an exemption from registration applied to a proposed disposition,  (iv) was aware that the certificate representing the securities would bear a legend restricting their transfer, and (v) was “accredited” and/or “sophisticated”.  We believe that, in light of the foregoing, the sale of our securities to the respective acquirers did not constitute the sale of an unregistered security in violation of the federal securities laws and regulations by reason of the exemptions provided under Section 4(2) of the Securities Act, and the rules and regulations promulgated thereunder.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A)

EXHIBITS

Exhibit No.     Description

3.1

Articles of Incorporation of Noble Quests, filed with the State of Nevada on March 13, 1998 (1)

3.2

Amendment to Articles of Incorporation, filed with the State of Nevada on October 25, 2006 (1)

3.3

Amended and Restated Articles of Incorporation, filed with the State of Nevada, November 1, 2006 (1)

3.4

By-laws  (1)

4.1

Sample Stock Certificate (1)

5.1

Opinion on Legality (1)

10.1

Independent Contractor Agreement, dated June 1, 2005 (1)

23.1

Consent of Mantyla McReynolds, LLC (2)

23.2

Consent of Cletha Walstrand Esq. (contained in Exhibit 5.1) (1)

(1)

Filed with our initial Registration Statement on Form SB-2 on November 9, 2006

(2)

Filed herewith

(B)

FINANCIAL STATEMENTS

All applicable information is included in the audited financial statements.

ITEM 28.  UNDERTAKINGS.

Pursuant to Rule 415 of the Securities Act of 1933, the undersigned registrant hereby undertakes to:

(1)

file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement which will include any prospectus required by Section 10(a)(3) of the Securities Act; reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and include any additional or changed material information on the plan of distribution;

(2)

for the purpose of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

(3)

to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)

Any preliminary prospectus or prospectus of the undersigned small   business issuer relating to the offering required to be filed pursuant to Rule 424;

(2)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(3)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(4)

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Salt Lake, State of Utah, on February 2, 2007 ..

NOBLE QUESTS, INC.

By: /s/ Shannon McCallum-Law

Shannon McCallum-Law,

Principal Executive Officer and

Director

In accordance with the requirements of the Securities Act of 1933,  this registration statement has been signed by the following persons in the capacities and on the dates stated.

NAME

TITLE

 DATE

/s/ Shannon McCallum-Law

President, Principal Executive

February 2 , 200 7

Shannon McCallum-Law

Officer, Principal Financial &

Accounting Officer, Secretary

and Director